                 NEW ENGLAND ELECTRIC COMPANIES'

              EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                            [REVISED]

















                                        Executed December 4, 1978
                                         Amended November 5, 1979
                                                 October 12, 1982
                                                   March 14, 1983
                                                    June 21, 1984
                                                    July 31, 1984
                                                    July 23, 1986
                                                    April 1, 1991
                                                  January 1, 1995
                                                 October 25, 1995
                                                   May 20, 1996
                                              December 11, 1998

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                        TABLE OF CONTENTS


                                                             Page

Plan Purposes and Objectives.. . . . . . . . . . . . . . . . . . . . . . .   1
Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.     Actuarial Value.. . . . . . . . . . . . . . . . . . . . . .   1
     2.     Beneficial Owner. . . . . . . . . . . . . . . . . . . . . .   1
     3.     Benefits Committee. . . . . . . . . . . . . . . . . . . . .   2
     4.     Board.. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     5.     Change in Control.. . . . . . . . . . . . . . . . . . . . .   2
     6.     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     7.     Committee.. . . . . . . . . . . . . . . . . . . . . . . . .   3
     8.     Company.. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     9.     Early Retirement Date.. . . . . . . . . . . . . . . . . . .   3
     10.    Final Average Total Compensation. . . . . . . . . . . . . .   3
     11.    Incentive Compensation. . . . . . . . . . . . . . . . . . .   3
     12.    Incentive Plan. . . . . . . . . . . . . . . . . . . . . . .   4
     13.    Incentive Share Awards. . . . . . . . . . . . . . . . . . .   4
     14     Level A Participant.. . . . . . . . . . . . . . . . . . . .   4
     15.    Level B Participant.. . . . . . . . . . . . . . . . . . . .   4
     16.    A Major Transaction.. . . . . . . . . . . . . . . . . . . .   4
     17.    New England Electric System.. . . . . . . . . . . . . . . .   5
     18.    Participant.. . . . . . . . . . . . . . . . . . . . . . . .   6
     19.    Person. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     20.    Qualified Compensation. . . . . . . . . . . . . . . . . . .   7
     21.    Qualified Plan. . . . . . . . . . . . . . . . . . . . . . .   7
     22.    Qualified Plan Benefit. . . . . . . . . . . . . . . . . . .   7
     23.    Retirement. . . . . . . . . . . . . . . . . . . . . . . . .   7
     24.    Retirement Income.. . . . . . . . . . . . . . . . . . . . .   7
     25.    Spouse. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     26.    Termination of Employment.. . . . . . . . . . . . . . . . .   7
     27.    Total Compensation. . . . . . . . . . . . . . . . . . . . .   7
     28.    Years of Service. . . . . . . . . . . . . . . . . . . . . .   8

Plan Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.     Retirement Benefit. . . . . . . . . . . . . . . . . . . . .   8
     2.     Form of Payment.. . . . . . . . . . . . . . . . . . . . . .   9
     3.     Spouse's Death Benefit. . . . . . . . . . . . . . . . . . .  10

Timing of Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Lump Sum Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Vesting and Forfeiture of Benefits.. . . . . . . . . . . . . . . . . . . .  12

Administration and Claims. . . . . . . . . . . . . . . . . . . . . . . . .  13

Effectuation of Interest.. . . . . . . . . . . . . . . . . . . . . . . . .  14

Government Regulations.. . . . . . . . . . . . . . . . . . . . . . . . . .  14

Nonassignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Provisions of Benefits.. . . . . . . . . . . . . . . . . . . . . . . . . .  14

Amendment or Discontinuance. . . . . . . . . . . . . . . . . . . . . . . .  15

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                 NEW ENGLAND ELECTRIC COMPANIES'

              Executive Supplemental Retirement Plan



Plan Purposes and Objectives

     The Supplemental Plan is maintained by the Companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act.

     The objectives of the Executive Supplemental Retirement Plan I (the Supplemental Plan) are as follows:

     1. to increase the overall effectiveness of the executive compensation program so as to attract, retain, and motivate qualified management personnel; and

     2.   to provide retirement benefits related to Total Compensation.

     This revision and restatement is designed to provide benefits for additional executives and to facilitate future corporate restructuring.

Definitions

     When used in the Supplemental Plan, the following words will have the meanings indicated below:

     1. Actuarial Value will be established using the most recent assumptions established by the Benefits Committee for the Qualified Plan.

     2. Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934.

     3. Benefits Committee means the Benefits Committee established in accordance with the New England Electric System Companies Final Average Pay Pension Plan I.

     4.   Board means the Board of Directors of New England Electric
          System.

     5. Change in Control occurs when the conditions set forth in either of the following paragraphs shall have been satisfied:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or

          (b) during any period of not more than two consecutive years after January 1, 1995, individuals who at the beginning of such period constitute the Board and any new director
               (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (a) of this paragraph) whose election by the Board or nomination for election by New England Electric System's shareholders was
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               approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board.

     6. Code means the Internal Revenue Code of 1986, as amended from time to time.

     7.   Committee means the Compensation Committee of the Board.

     8. Company means the subsidiary of New England Electric System by which the Participant is employed on the date on which he or she has a Termination of Employment.

     9. Early Retirement Date shall have the meaning provided in the Qualified Plan.

     10. Final Average Total Compensation means the highest average of the Participant's twelve-month Total Compensation during any consecutive sixty-month period of employment (or during total employment if less than sixty months) within the last 120 months of employment ending with the last day of the month next preceding a given date of determination.

     11. Incentive Compensation shall have the meaning provided in the Incentive Plan.

     12. Incentive Plan means the New England Electric Companies' Senior Incentive Compensation Plan, New England Electric Companies' Incentive Compensation Plan I, New England Electric Companies' Incentive Compensation Plan II, and New England Electric Companies' Incentive Compensation Plan III.

     13. Incentive Share Awards shall mean annual incentive share awards under the New England Electric Companies' Incentive Share Plan.

     14   Level A Participant means

          a. A Participant in the New England Electric Companies' Senior Incentive Compensation Plan,

          b. Any person participating in this Supplemental Plan as of October 25, 1995, and

          c. Any other person participating in the New England Electric Companies' Incentive Compensation Plan I designated by the Committee.

     15. Level B Participant means a Participant in the New England Electric Companies' Incentive Compensation Plan I who is not a Level A Participant.

     16. A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

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          (a)  the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;

          (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or

          (c) the shareholder of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     17. New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

     18.  Participant means a Level A Participant or a Level B Participant.

     19. Person shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

     20. Qualified Compensation means compensation as defined in the Qualified Plan without regard to any reduction required by
          Section 4.01(a)(17) of the code.

     21. Qualified Plan means New England Electric System Companies' Final Average Pay Pension Plan I.

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     22.  Qualified Plan Benefit means the annual benefit payable at
          Retirement on a straight life annuity basis under the terms of the Qualified Plan without regard to any qualified domestic relations order that would otherwise affect the amount of said benefit.

     23. Retirement means the date on which retirement benefits under the Qualified Plan commence.

     24. Retirement Income means the monthly benefit for which a Participant is eligible under the Supplemental Plan.

     25.  Spouse shall have the meaning provided in the Qualified Plan.

     26. Termination of Employment shall occur when the Participant is no longer employed by a company participating in the Supplemental Plan.

     27. Total Compensation means Qualified Compensation, except that Incentive Compensation and Incentive Share Awards shall be included in the same twelve-month period for which they are awarded, plus any compensation or share awards deferred during the same twelve-month period under the terms of the New England Electric System Companies Revised Deferred Compensation Plan (or its predecessors) during the same twelve-month period to the extent not included in Qualified Compensation.

     28.  Years of Service shall have the meaning provided in the Qualified
          Plan.

Plan Benefits

1.   Retirement Benefit

     A Participant shall be entitled to receive from the Company for retirements on or after April 1, 1991, an annual retirement benefit equal to
(a) plus (b) plus (c) plus (d) plus (e) less (f) less (g) below:

     (a) 1.5% of Final Average Total Compensation for each Year of Service up to 10 years;

     (b) 1.3% of Final Average Total Compensation for each Year of Service from 11 to 20 years;

     (c) 1.25% of Final Average Total Compensation for each Year of Service from 21 to 30 years;

     (d) .6% of Final Average Total Compensation for each Year of Service over 30 years;

     (e) .57% of Final Average Total Compensation in excess of the Average Social Security Wage Base for each Year of Service, up to 35 years;

     (f) any benefit payable on a straight life annuity basis which was accrued, under a plan maintained by an employer other than a New England Electric System company, for service granted pursuant to the additional service credits provision of the Qualified Plan; and

     (g)  the Qualified Plan Benefit.
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All of the above amounts are to be determined as at the Participant's
Termination of Employment.

2.   Form of Payment

     Retirement Income shall be payable in the normal form as follows:

     (a) If a Participant has a Spouse, the normal form of payment shall be a contingent annuitant option with the Spouse, as contingent annuitant, entitled to receive 50% of the Participant's reduced amount of Retirement Income.

     (b) If a Participant does not have a Spouse, the normal form of payment shall be a straight life annuity with no amount of Retirement Income payable after the Former Participant's death.

     If a Participant elects an optional form of payment under the Qualified Plan, the same option and actuarial equivalent factors shall apply to Retirement Income payable under the Supplemental Plan; provided, however, to the extent the form of benefit was dictated by the terms of a qualified domestic relations order, the form may be that which would have applied (or any form that could have been elected) in the absence of said order. In calculating the benefit payable under any option, the same actuarial equivalent factors in the Qualified Plan shall be used in the Supplemental Plan, except that, for Level A Participants, no reduction factors for retirement prior to age 65 shall be applied against the Participant's Retirement Income.

3.   Spouse's Death Benefit

     The Spouse of a Participant vested under the Qualified Plan who has not had a Termination of Employment is entitled to a pre-retirement spouse benefit, if the Participant dies before payment of benefits commence.

     The Spouse will be entitled to receive an annual benefit determined as follows:

     (a) as if the Participant had retired and elected Retirement Income payments to begin on the first day of the month next following the later of the date of death or Participant's fifty-fifth birthday, and

     (b) the Retirement Income was payable in the form of a contingent annuitant option with the Spouse, as contingent annuitant, entitled to receive 50% (100% if the Participant died after his or her 55th birthday and while an active employee) of the Participant's amount of Retirement Income subject to reduction for benefits payable hereunder under a domestic relations order.

Timing of Payments

     A Participant shall be eligible for benefits under the Supplemental Plan when and if he or she is eligible for benefits under the Qualified Plan, except as provided herein. Benefits shall commence on the date on which the Participant or the Spouse first receives benefits under the Qualified Plan.

Lump Sum Payments

     In the event of the dissolution, liquidation, or winding up of the business of the Company or the New England Electric System, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a
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lump sum payment equal to the full amount of the current Actuarial Value of the Participant's benefits under this Supplemental Plan, unless the New England Electric System, or its successor, has assumed all the rights, duties, and obligations of the Company or New England Electric System hereunder.

     Any provision of the Supplemental Plan to the contrary notwithstanding, if (i) any company shall fail to make any payment to any Participant when due under the Supplemental Plan or (ii) the employer or company shall fail to make any payment to any participant due under any of the New England Electric Companies' Senior Incentive Compensation Plan, the New England Electric Companies' Incentive Compensation Plan I, the New England Electric Companies Deferred Compensation Plan, or the New England Electric System Companies Retirement Supplement Plan, the full amount of the current Actuarial Value of a Participant's benefits under the Supplemental Plan shall be payable immediately as a lump sum. If any employer or company shall fail to make a payment as provided in (i) or (ii) due to inadvertence or a good faith delay to permit processing and shall immediately upon discovery of such failure or delay make such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment. If any employer or company shall, in good faith, contest a claim by a participant under this Supplemental Plan or any of the other above-listed plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.

     At any time following a Change in Control or Major Transaction, any Participant who has had a Termination of Employment, whether before or after the Change in Control or Major Transaction, may elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value of the maximum value of said future benefits, less 10%.

     If the Company does not make the aforesaid lump sum payments, the New England Electric System will make the payment for the account of the Company.

Vesting and Forfeiture of Benefits

     Except as provided in the following paragraph, a Participant's accrued benefit shall be 100% vested after five Years of Service.

     A Participant will forfeit his or her benefits under the Supplemental Plan if before the earlier of age 65 or five years following Termination of Employment he or she, without the prior consent of the New England Electric System's Chief Executive Officer (the "CEO") [or prior consent of the Committee in the case of the CEO], enters into or in any manner takes part in, as an employee, agent, officer, owner, or otherwise, any business or authority which in the opinion of the CEO is in competition with, in the same field as, or regulating the business of New England Electric System or any of its subsidiaries, or which in the opinion of the CEO provides services peculiarly essential to utility operation. Violation of this provision will result in termination of payments, and any obligations to make future payments to the Participant and the Participant's Spouse.

     A Participant may request to have the Committee review any decision made by the CEO under this provision that adversely affects the Participant. The Committee's decision shall be final.

     Upon the occurrence of a Change in Control or a Major Transaction, the second paragraph of this section shall no longer have any effect.

Administration and Claims

     The Benefits Committee shall have for the Supplemental Plan the same duties as for the Qualified Plan, except as specifically provided herein. The Benefits Appeal Committee for the Qualified Plan shall have for the Supplemental Plan the same duties relative to denied claims as for the Qualified Plan, except as may be specifically provided herein.

Effectuation of Interest

     In the event it should become impossible for the Company, the Benefits Committee, or other committee to perform any act required by the Plan, the Company, the Benefits Committee, or other committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

Government Regulations

     It is intended that the Supplemental Plan will comply with all applicable laws and governmental regulations, and the Company shall not be obligated to perform an obligation hereunder in any case where, in the opinion of the Company's counsel, such performance would result in violation of any law or regulation.

Nonassignment

     To the fullest extent permitted by law, no benefit under the Plan, nor any other interest hereunder of any Participant, Spouse, or contingent annuitant, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind.

Provisions of Benefits

     The Supplemental Plan will be unfunded. Benefits will be paid from the operating revenues of the Company. A Participant's rights to benefits under the Supplemental Plan shall be those of an unsecured, general creditor of the Company.

Amendment or Discontinuance

     The Committee may amend or discontinue the Supplemental Plan at any time; provided, no modification shall reduce a benefit which a Participant was eligible to receive under the Supplemental Plan at the time of such amendment or discontinuance; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for three years following a Change in Control or a Major Transaction.




                         /s/ George M. Sage
                         _______________________________________________
                         Chairman of the Compensation Committee